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                                                                    EXHIBIT 10.6

                                MICHAEL DOUGLAS
                                  2002 ANNUAL
                                   BONUS PLAN

BONUS AMOUNT

Eligibility for an annual bonus for 2002, with a "target" bonus of 100 percent of your annual base salary, subject to achievement of the following goals and objectives:

COMPANY PERFORMANCE: 70%

The following goals will be considered:

By December 31, 2002, have the Company positioned so that it is operating on a positive cash flow basis. Positive cash flow means that Operating Income plus non-cash charges (excluding any one-time expenses that the Compensation Committee agrees to exclude from the calculation) is greater than zero. (Note:
Whether the month of December meets this test will not be the only criteria. Rather, the trend at the end of the year plus the 2003 plan will evidence if this goal has been achieved.)

Position the company by year end so that it is capable of capturing attractive shareholder value. This will be evidenced by the attractiveness of the 03 plan. (Note: For the past few months and for the balance of the year, in addition to the requirement for crisis management relating to a number of issues, management will be rationalizing each business line and assets of the company. It is expected, therefore, that by year end, management will have positioned the company for attractive and sustained growth. The validity and attractiveness of the "03 plan will provide such evidence).

PERSONAL AND DEPARTMENTAL GOALS AND OBJECTIVES: 30%


     - Develop deep personal expertise in the Company's business, strategy, relationships and major contracts. Personally provide rapid, business focused legal advice to management. This should include, for example, personal expertise in the intricacies of the Company's contracts and relationships with NAR, ICREA, CAR, NAHB, AOL, Remax and Cendant, effective advice on the changes necessary to those contracts, and effective handling of any related legal negotiation.

     - Effectively manage shareholder litigation and SEC investigation. In addition to achieving a favorable result, this includes establishing a budget for each matter and providing monthly reporting of actuals to budget.


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     - Maximize the efficient use of the resources of Homestore's legal department, performing as much of the Company's legal work as possible utilizing in-house resources, reserving outside counsel for extraordinary items (e.g., major transactions, litigation) and advice with respect to "specialty" areas of expertise that are not cost-efficient to develop in-house.

     - Deliver a high-quality work product that meets expectations and, in each instance possible, exceeds expectations.

     - Reduce the size and cost of the Company's legal department to a level appropriate to the Company's current revenue forecast.

     - Reduce the number of outside law firms providing services to Homestore. This reduction in the number of outside firms should result in greater efficiencies, reduced costs and stronger relationships with outside counsel.

     - Maintain a core group of high quality outside law firms while, at the same time, procuring discounts in every instance possible.

     - Reduce outside counsel expenses. Manage the budget for outside counsel as effectively as possible.

     - Continue to actively oversee and improve upon the mentoring program and skills development of the internal legal staff.

     - Continue to assume a very active and visible role in all extraordinary items, including major litigation and any major transaction - while, at the same time managing an active legal department in which work is delegated, as appropriate, to senior counsel for them to work on directly or to supervise the work of more junior attorneys; in all cases, ensuring high-quality legal advice and high-quality work product.

     - As General Counsel, continue to build relationships with members of senior management, other members of management and the Board such that the General Counsel is viewed as the Company's primary counsel and the person to whom all of the foregoing look to for legal advice.

Final determination of bonus award if any is subject to Compensation Committee approval. Such approval shall be based on the Company's overall position and performance at the time performance is reviewed by the Committee. Final approved bonus will be paid after year end close (i.e. bonus is annual, not quarterly).